Report of Independent Registered Accounting Firm

To the Board of Directors and Shareholders
Peng Xiang Peng Fei Investments Limited

We have audited the accompanying consolidated balance sheets of Peng Xiang Peng Fei Investments Limited (the “Company”) and its subsidiaries (hereinafter collectively referred to as the “Group”) as of December 31, 2007 and 2006 and the related consolidated statements of income, consolidated stockholders' equity and consolidated comprehensive income, and consolidated cash flows for each of the years in the two year period ended December 31, 2007.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company was not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting.  Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peng Xiang Peng Fei Investments Limited as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

Crowe Horwath LLP
Sherman Oaks, California
February 9, 2009

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$4,721	$10,897	$2,758	$1,982
Pledged bank deposits	88	80	82	-
Accounts receivable	6,890	4,333	4,514	1,936
Amount due from a director	-	152	156	146
Inventories	657	3,439	4,708	3,677
Tax recoverable	-	-	-	269
Prepayment	25	-	137	-
Total current assets	12,381	18,901	12,355	8,010
Property, plant and equipment, net	1,089	1,033	1,041	1,120
Land use rights	274	259	264	256
TOTAL ASSETS	$13,744	$20,193	$13,660	$9,386

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,623	$4,450	$3,406	$1,823
Accrued expenses and other payables	1,112	644	714	478
Amount due to a director	2	1	1	1
Bills payable	293	267	274	-
Short-term bank loans	585	534	548	257
Dividend payable	-	-	3,016	-
Taxes payable	366	1,042	3,015	185
Total current liabilities	3,981	6,938	10,974	2,744
Non-current Liabilities:
Other payable	65	616	243	362
Total liabilities	4,046	7,554	11,217	3,106

Commitments and contingencies	-	-	-	-

Equity:
Share capital	-	-	-	-
Capital reserve	1,237	1,237	1,237	1,237
Statutory reserve	913	525	913	525
Retained earnings	7,033	10,284	84	4,304
Accumulated other comprehensive income	515	593	209	214
Total equity	9,698	12,639	2,443	6,280
TOTAL LIABILITIES AND EQUITY	$13,744	$20,193	$13,660	$9,386

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands)

	Nine months ended September 30,		Years ended December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)

Net sales	$40,013	$30,216	$39,727	$18,989
Cost of sales	25,620	18,996	24,939	12,385
Gross profit	14,393	11,220	14,788	6,604

Operating expenses:
Selling expenses	2,965	1,306	1,847	1,697
General and administrative expenses	2,076	988	1,380	645
Other operating expenses	2	2	3	9
	5,043	2,296	3,230	2,351
Income from operations	9,350	8,924	11,558	4,253

Other income (expenses):
Interest income	13	35	54	18
Interest expense	(50)	(33)	(46)	(17)
	(37)	2	8	1
Income before provision for income taxes	9,313	8,926	11,566	4,254
Provision for income taxes	2,364	2,946	3,817	1,404

Net income	$6,949	$5,980	$7,749	$2,850

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
(Amounts in thousands)

			Accumulated
			other
	Capital	Statutory	comprehensive	Retained	Total	Comprehensive
	reserve	reserve	income	earnings	equity	income
Balance at January 1, 2006	$106	$198	$40	$1,781	$2,125
Net income	-	-	-	2,850	2,850	2,850
Foreign currency translation adjustment	-	-	174	-	174	174
Statutory reserve (Note 10)	-	327	-	(327)	-	-
Proceeds from investment capital	1,131	-	-	-	1,131	-
Total comprehensive income						$3,024
Balance at December 31, 2006	1,237	525	214	4,304	6,280
Comprehensive income:
Net income	-	-	-	7,749	7,749	7,749
Foreign currency translation adjustment	-	-	(5)	-	(5)	(5)
Statutory reserve (Note 10)	-	388	-	(388)	-	-
Dividend declared	-	-	-	(11,581)	(11,581)	-
Total comprehensive income						$7,744
Balance at December 31, 2007	1,237	913	209	84	2,443
Comprehensive income:
Issuance of ordinary share	-	-	-	-	-	-
Net income	-	-	-	6,949	6,949	6,949
Foreign currency translation adjustment	-	-	306	-	306	306
Total comprehensive income						$7,255
Balance at September 30, 2008 (Unaudited)	$1,237	$913	$515	$7,033	$9,698

Balance at December 31, 2006	1,237	525	214	4,304	6,280
Comprehensive income:
Net income	-	-	-	5,980	5,980	5,980
Foreign currency translation adjustment	-	-	379	-	379	379
Total comprehensive income						$6,359
Balance at September 30, 2007 (Unaudited)	$1,237	$525	$593	$10,284	$12,639

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousand)

	Nine months ended
	September 30,		Years ended December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$6,949	$5,980	$7,749	$2,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	78	68	92	90
Loss on disposal of property, plant and equipment	-	2	2	9
Write off of property, plant and equipment	1	-	-	-
(Increase) decrease in assets:
Receivables	(2,032)	(2,271)	(2,347)	159
Inventories	4,280	378	(747)	(2,014)
Prepaid expenses and other current assets	119	-	(132)	-
Increase (decrease) in liabilities:
Accounts payable	(1,971)	2,501	1,399	72
Accrued expenses and other payables	154	639	319	190
Income and other tax payables	(2,793)	1,107	612	(83)

Net cash provided by operating activities	4,785	8,404	6,947	1,273

Cash flows from investing activities:
Purchases of property, plant and equipment	(52)	-	-	(25)
Disposals of property, plant and equipment	-	67	69	51
Net cash provided by (used in) investing activities	(52)	67	69	26

Cash flows from financing activities:

Pledged bank deposits	-	(80)	(82)	-
Cash provided by investors	-	-	-	372
Amount due to/from a director	168	-	-	(146)
Proceeds from debt financing	-	267	548	513
Payments of short-term debt	-	-	(274)	(257)
Payments of dividend	(3,219)	-	(6,855)	-
Net cash provided by (used in) financing activities	(3,051)	187	(6,663)	482
Effect of exchange rate changes	281	257	423	47
Net increase in cash and cash equivalents	1,963	8,915	776	1,828
Cash and cash equivalents, beginning of year/period	2,758	1,982	1,982	154
Cash and cash equivalents, end of year/period	$4,721	$10,897	$2,758	$1,982

Supplemental disclosure of cash flow information:
Interest paid	$50	$33	$46	$17
Income taxes paid	$2,813	$2,901	$3,413	$1,220

Non-cash transactions:
Plant and machinery provided by investors	$-	$-	$-	$201
Raw materials provided by investors	$-	$-	$-	$196
Finished goods provided by investors	$-	$-	$-	$371

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Description of business and organization

Peng Xiang Peng Fei Investments Limited (“PXPF” or the “Company”) is a limited liability company incorporated on April 30, 2008 in the British Virgin Islands. The Company designs, manufactures and sells fashion apparel under the brand name “V．LOV”. All current operations of the Company are in the People’s Republic of China (“China” or the “PRC”).

The Company does not conduct any substantive operations of its own and conducts its primary business operations through the variable interest entity (“VIE”), Korea Jinduren International Fashion Co., Ltd. (“Jinduren Fashion”) of its subsidiary, Korean Jinduren (Int’l) Dress Limited (“Jinduren Dress”). Jinduren Dress is a limited liability company incorporated in Hong Kong on January 5, 2005 and was acquired by PXPF from the majority shareholders of PXPF on September 22, 2008.

Jinduren Fashion is a limited company incorporated without shares in the PRC on January 19, 2002, of which paid-in capital was funded by the majority shareholders of PXPF. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on December 28, 2005, Jinduren Dress entered into certain exclusive agreements with Jinduren Fashion and its shareholders. Pursuant to these agreements, Jinduren Dress provides exclusive consulting services to Jinduren Fashion in return of a consulting services fee which is equal to Jinduren Fashion’s net profits. In addition, Jinduren Fashion’s shareholders have pledged their equity interests in Jinduren Fashion to Jinduren Dress, irrevocably granted Jinduren Dress an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Jinduren Fashion and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Jinduren Dress. Through these contractual arrangements, Jinduren Dress has the ability to substantially influence Jinduren Fashion’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates Jinduren Dress to absorb a majority of the risk of loss from Jinduren Fashion’s activities and enable Jinduren Dress to receive a majority of its expected residual returns, the Company believes Jinduren Fashion a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Jinduren Fashion do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Jinduren Fashion. Accordingly, the Company consolidates Jinduren Fashion’s results, assets and liabilities in the accompanying financial statements.

The Company’s consolidated assets do not include any collateral for Jinduren Fashion’s obligations. The creditors of Jinduren Fashion do not have recourse to the general credit of the Company.

(b)	Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Pursuant to FIN 46 (R), a VIE is required to be consolidated if a party with an ownership, contractual or other financial interest in the VIE, is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIEs is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and non-controlling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46(R) provides a new framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

A VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)	Basis of presentation and consolidation (continued)

The Company, through its wholly owned subsidiary Jinduren Dress, consolidated Jinduren Fashion as Jinduren Fashion was deemed the VIE and it determined that it was the primary beneficiary of the Jinduren Fashion as a result of the execution of a series of enterprise agreements. The determination of whether Jinduren Fashion is a VIE requires an evaluation of all the facts and circumstances, including interpretation of various laws, rules and regulations.  Though the Company cannot determine how the PRC regulatory authorities would conclude on the enterprise arrangements, management believes Jinduren Fashion qualifies as a VIE based on its evaluation.

Because the Company and Jinduren Fashion are under common control, the initial measurement of the assets and liabilities of Jinduren Fashion for the purpose of consolidation by the Company is at book value. The Company has had no other business activities except for the entering into of the exclusive agreements with Jinduren Fashion and its shareholders. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements are prepared as if the Company had been in existence since January 1, 2006 and throughout the whole of the two-year period ended December 31, 2007 and nine-month period ended September 30, 2008.

The consolidated financial statements include the financial statements of the Company, its subsidiary and the variable interest entity, Jinduren Fashion. All significant inter-company transactions and balances between the Company, its subsidiary and the variable interest entity are eliminated upon consolidation.
(c)	Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States. Significant areas requiring the use of management estimates relate primarily to valuation of long-lived assets. Actual results could differ from those estimates.

(d)	Revenue Recognition

Revenue from the sales of goods is recognized on the transfer of significant risks and rewards of ownership, which generally coincides with the time when the goods are delivered and the title has passed to the customers. Revenue excludes value-added tax and is arrived at after deduction of trade discounts and allowances.

(e)	Cash and Cash Equivalents

For purposes of the statements of cash flows, the Group considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents comprise cash at bank and on hand and demand deposits with banks.

(f)	Accounts receivable

Accounts receivable, which are unsecured, are stated at the amount the Group expects to collect. The Group maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Group evaluates the collectability of its accounts receivable based on a combination of factors, including customer credit-worthiness and historical collection experience. Management reviews the receivable aging and adjusts the allowance based on historical experience, financial condition of the customer and other relevant current economic factors. As of September 30, 2008 and 2007 and December 31, 2007 and 2006, all of the trade receivable balances were aged less than 90 days. The management determined no allowance for uncollectible amounts is required.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)	Depreciation and Amortization

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation of property, plant and equipment is computed using the straight-line method based on the following estimated useful lives:

Buildings	30 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years
Office equipment	5 years
Plant and machinery	5 to 15 years

(h)	Inventories

Inventories are stated at the lower of cost or market value, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

(i)	Foreign Currency Translation

The Group has its local currency, Renminbi (“RMB”), as its functional currency. The consolidated financial statements of the Group are translated from RMB into US$ in accordance with SFAS No. 52, "Foreign Currency Translation".  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, all income and expenditure items are translated at the average rates for each of the years and equity accounts, except for retained earnings, are translated at the rate at transaction date. Retained earnings reflect the cumulative net income (loss) translated at the average rates for the respective periods since inception and dividends translated at the rate at transaction date.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People's Bank of China (the "PBOC") or other institutions authorized to buy and sell foreign exchange.  The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective years:
	Nine months ended September 30,				Years ended December 31,
	2008		2007		2007		2006
	(Unaudited)		(Unaudited)
Assets and liabilities	USD	0.1463	USD	0.1334	USD	0.1371	USD	0.1283
Statement of income	USD	0.1434	USD	0.1306	USD	0.1317	USD	0.1256

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US$ against the RMB was adjusted from approximately RMB 8.28 per US$ to approximately RMB 8.11 per US$ on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US$ against RMB taking into account the demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)	Land use right

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land.

The Group acquired land use right on March 25, 2004 for a total amount of US$259,000. These land use right are for 50 years and expire in 2056.

Land use rights are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the estimated useful life of 50 years.

Intangible assets of the Group are reviewed annually to determine whether their carrying value has become impaired. The Group considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Group also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of September 30, 2008, the Group expects these assets to be fully recoverable.

(k)	Long-Lived Assets

The Group estimates the future undiscounted cash flows to be derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may be impaired. If the carrying value exceeds the Group’s estimate of future undiscounted cash flows, the Group then calculates the impairment as the excess of the carrying value of the asset over the Group’s estimate of its fair market value.

(l)	Comprehensive Income

The Group has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Group’s only component of other comprehensive income is foreign currency translation gain (loss). The foreign currency translation gain (loss) for the years ended December 31, 2007 and 2006, were loss of US$5,000 and gain of US$174,000 respectively, and gain of US$306,000 and US$379,000 for the nine months ended September 30, 2008 and 2007 respectively. Accumulated other comprehensive income is recorded as a separate component of shareholders’ equity.

(m)	Income Taxes

The Group is mainly subject to income taxes in the PRC. Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

The Group accounts for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)	Advertising Costs

Advertising costs are expensed in the period in which the advertisements are first run or over the life of the endorsement contract. Advertising expense for the years ended December 31, 2007 and 2006, and nine months ended September 30, 2008 and 2007 were approximately US$1.39 million, US$1.38 million, US$2.33 million and US$600,000 respectively. Advertising costs include advertising subsidy expense which is accrued based on the terms in effect with distributors and paid when all attaching conditions will be completed.

(o)	Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of sales.

(p)	Research and Development Costs

The Group charges all product design and development costs to expense when incurred. Product design and development costs aggregated approximately US$1.03 million, and US$350,000 for the years ended December 31, 2007 and 2006 respectively, and US$1.76 million and US$730,000 for the nine months ended September 30, 2008 and 2007 respectively.

(q)	Fair Value of Financial Instruments

The carrying amount of the Group’s consolidated financial instruments, which principally include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

The carrying amount of the Group’s short-term borrowings approximates the fair value based upon current rates and terms available to the Group for similar debt.

(r)	Recently Adopted Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 is effective for fiscal years beginning after December 15, 2006 and the provisions of FIN 48 are applied to all tax positions under Statement No. 109 upon initial adoption. The cumulative effect of applying the provisions of this interpretation are reported as an adjustment to the opening balance of retained earnings for that fiscal year. The Group adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not require an adjustment to the opening balance of retained earnings as of January 1, 2007.

(s)	New Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of FAS 157 for financial assets and liabilities are effective for the Group’s fiscal years beginning January 1, 2008 and the provisions of FAS 157 for non financial assets and liabilities except for items recognized at fair value on a recurring basis are effective for the fiscal year beginning January 1, 2009. The Group is currently evaluating the impact of the provisions for non financial assets and liabilities. The Group has evaluated the provisions of FAS 157 for financial assets and liabilities and does not expect that the adoption will have a material impact on the Group’s financial position or results of operations.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)	New Accounting Standards (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities including an Amendment of FASB Statement No. 115” (“FAS 159”). FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The provisions of FAS 159 are effective for the Group’s fiscal year beginning January 1, 2008. The Group has evaluated the impact of the provisions of FAS 159 and does not expect that the adoption will have a material impact on the Group’s financial position or results of operations.

In December 2007, the FASB issued SFAS 160 “Accounting for Noncontrolling Interests”, which clarifies the classification of noncontrolling interests in statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests. SFAS 160 will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 160 will have a material impact on our financial condition or results of operations.

In December 2007, the FASB issued SFAS 141(R) “Applying the Acquisition Method”, which clarifies the accounting for a business combination and requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141(R) will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 141(R) will have a material impact on our financial condition or results of operations.

(2)	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is summarized as follows (in thousands):
	September 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)
Buildings	$912	$831	$854	$800
Furniture, fixtures and equipment	24	22	23	21
Motor vehicles	195	131	134	125
Office equipment	84	69	72	67
Plant and machinery	234	222	228	284
Total property, plant and equipment	1,449	1,275	1,311	1,297
Less accumulated depreciation	360	242	270	177
	$1,089	$1,033	$1,041	$1,120

There was no capitalized interest for the years ended December 31, 2007 and 2006, and the nine months ended September 30, 2008 and 2007.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(3)	LAND USE RIGHT

Land use right is summarized as follows (in thousands):
	September 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)
Land use right	$314	$286	$294	$275
Less accumulated amortization	40	27	30	19
	274	259	264	256

There was no capitalized interest for the years ended December 31, 2007 and 2006, and the nine months ended September 30, 2008 and 2007.

(4)	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables are summarized as follows (in thousands):
	September 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)
Current portion:
Accrued salaries and wages	$100	$111	$96	$73
Accrued electricity	2	3	4	5
Receipts in advance	-	44	45	-
Advertising subsidies payables	1,010	486	569	272
Other payables	-	-	-	128
	1,112	644	714	478
Non-current portion:
Advertising subsidies payables	65	616	243	362
	$1,177	$1,260	$957	$840

(5)	INVENTORIES

Inventories consist of the following (in thousands):
	September 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)
Raw materials	$415	$1,078	$2,289	$2,434
Work in process	-	159	168	170
Finished goods	242	2,202	2,251	1,073
	$657	$3,439	$4,708	$3,677

(6)	RELATED PARTY TRANSACTIONS

The amount due to/from a director was unsecured, interest-free and repayable on demand.

The Company was granted the rights to use several newly applied trademarks which are owned by the Company’s CEO. However, the Company has not yet utilized these trademarks. The Company’s CEO is in the process of transferring these trademarks to the Company. Costs of applying these trademarks are not significant.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(7)	SHORT-TERM BORROWINGS

The carrying amounts of the Group’s borrowings are as follows (in thousands):
	September 30,				December 31,
	2008		2007		2007		2006
		Interest		Interest		Interest		Interest
	Amounts	Rate	Amounts	Rate	Amounts	Rate	Amounts	Rate
	(Unaudited)		(Unaudited)
Bank loan	$585	11.071%	$534	9.198%	$548	10.058%	$257	9.216%

As of September 30, 2008, the short-term borrowings were secured by personal guarantee granted by Wu Qingqing, a director of the Company. The short-term borrowings of US$293,000 and US$292,000 were fully repaid on December 2, 2008 and January 15, 2009 respectively.

(8)	SHARE CAPITAL

As mentioned in note 1(b), the consolidated financial statements are prepared as if the Company had been in existence since January 1, 2006 and throughout the whole of the two-year period ended December 31, 2007 and nine-month period ended September 30, 2008. The share capital was assumed to have been issued on January 1, 2006, prior to its date of incorporation, April 30, 2008.

As of September 30, 2008, the Company’s authorized ordinary share capital was 50,000 shares of a single class each with a par value of US$1.00 and its issued and fully paid share capital was 100 shares of a single class issued at par.

On December 5, 2008, an additional 900 shares of a single class each were allotted at par value of US$1.00 and fully paid up in cash. On January 6, 2009, an additional 9,000 shares of a single class each were allotted at par value of US$1.00 and fully paid up in cash. As such, as of the date of this report, the Company’s issued and fully paid share capital was 10,000 shares of a single class issued at par.

(9)	INCOME TAXES

The provisions for income tax expense were as follows (in thousands):
	Nine months ended September 30,		Years ended December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)
PRC enterprise income tax - current	$2,364	$2,946	$3,817	$1,404

The Group is mainly subject to income taxes in the PRC and provision for the PRC corporate income tax was calculated based on the statutory tax rate of 33% on the assessable income arose in or before year 2007. Pursuant to the PRC Enterprise Income Tax Law (the “New Law”) passed by the Tenth National People’s Congress on 16 March 2007, the new PRC income tax rates for domestic and foreign enterprises are unified at 25% effective from January 1, 2008. The enactment of the New Law is not expected to have any significant financial effect on the amounts accrued in the consolidated balance sheet in respect of taxation payable and deferred taxation.

On January 1, 2007, the Group adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized.  FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, disclosure, and other topics.  The adoption of FIN 48 had no impact on the financial statements, as the Group had no material uncertain income tax positions which would result in a liability to the Group.  The Group recognized no interest or penalties on income taxes in its statement of operations for the years ended December 31, 2006 and 2007, and the nine months ended September 30, 2008. There is no statue of limitation in terms of audit by the PRC tax authorities under the current PRC tax law.

The applicable rate of Hong Kong profits tax for the years ended December 31, 2006 and 2007, and the nine months ended September 30, 2008 was 17.5%.  However, no provision for Hong Kong profits tax has been made for the years ended December 31, 2006 and 2007, and the nine months ended September 30, 2008 as the Group did not carry on any business which generate profits chargeable to Hong Kong profits tax.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(9)	INCOME TAXES (CONTINUED)

PXPF is a company incorporated as an international company in the BVI and is fully exempt from Domestic Corporate Tax of the BVI.

As of the balance sheet dates presented, there were no deferred tax assets or liabilities.

(10)	STATUTORY RESERVES

Under PRC regulations, Jinduren Fashion should pay dividends only out of its accumulated profits, if any, determined in accordance with PRC GAAP.  In addition, it is required to set aside at least 10% of their after-tax net profits each year, if any, to fund the statutory reserves until the balance of the reserves reaches 50% of their registered capital.  The statutory reserves are not distributable in the form of cash dividends to the Company but can be used to make up prior year cumulative losses.

(11)	LEASE COMMITMENTS

The Group leases certain facilities under long-term, non-cancelable leases and year-to-year leases. These leases are accounted for as operating leases.  Rent expense amounted to US$32,300, US$19,596, US$26,334 and US$25,114 for the nine months ended September 30, 2008 and 2007 and the years ended December 31, 2007 and 2006 respectively.

Future minimum payments under long-term, non-cancelable leases as of the period ended September 30, 2008 are as follows:
Future minimum payments
Three months ended December 31, 2008	$10,733
Year ended December 31, 2009	7,130
Total	$17,863

(12)	BUSINESS AND CREDIT CONCENTRATIONS

The Group operates in the fashion apparel industry and generates all of its sales in the PRC. The fashion apparel industry is impacted by the general economy. Changes in the marketplace would significantly affect management’s estimates and the Group’s performance.

The Group has the following concentrations of business with each customer constituting greater than 10% of the Group’s sales:
	September 30,		December 31,
	2008	2007	2007	2006
Customers	(Unaudited)	(Unaudited)
Hangzhou Mingzhu Xiaobaifengchang No. C-002
(杭州明珠小百分场C-002 号)	26.35%	23.67%	24.01%	25.37%
Jiangxi Wanma Apparel Plaza Buzhi Liangpin Apparel Shop
(江西万马服饰广场布制良品服饰行)	15.29%	13.50%	14.92%	15.04%
Wuhan Jinyang Business Co., Ltd.
(武汉金扬商贸有限责任公司)	12.71%	13.91%	12.26%	12.57%
Kunming Yunfang Jinduren
(昆明云纺劲都人)	*	*	*	10.39%
Jinan City Tianqiao District Jinduren Apparel Shop
(济南市天桥区劲都人服饰行)	10.47%	10.92%	10.25%	10.25%

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(12)	BUSINESS AND CREDIT CONCENTRATIONS (CONTINUED)

The Group has the following concentrations of business with each vendor constituting greater than 10% of the Group’s purchases:
	September 30,		December 31,
	2008	2007	2007	2006
Vendors	(Unaudited)	(Unaudited)
Shishi City Jiexing Apparel Industry Development Co., Ltd.
(石狮市捷兴服饰工贸发展有限公司)	45.85%	*	*	11.88%
Shishi Meilian Textile Co., Ltd.
(石狮市美联纺织品有限公司)	*	*	*	13.81%
Fujian Longzhizu Textile Development Co., Ltd.
(福建龙之族纺织发展有限公司)	*	10.78%	14.50%	*
Zhongshan City Luzhicheng Apparel Co., Ltd.
(中山市绿之城服装有限公司)	16.30%	*	*	*

The concentration makes the Group vulnerable to a near-term severe impact should the relationships be terminated.

*
representing concentrations of business with those customers constituting less than 10% of the Group’s sales or purchases with those vendors constituting less than 10% of the Group’s purchases for the respective periods

(13)	BENEFIT PLAN

Pursuant to the relevant regulations of the PRC government, Jinduren Fashion participates in a local municipal government retirement benefits scheme (the “Scheme”), whereby Jinduren Fashion is required to contribute a certain percentage of the basic salaries of its employees to the Scheme to fund their retirement benefits. Contributions under the Scheme are charged to the income statement as incurred. Its contributions to the plan amounted to US$161,000, US$142,000, US$132,000 and US$120,000 for the year ended December 31, 2007 and 2006, and the nine months ended September 30, 2008 and 2007 respectively.

SINO CHARTER INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial statements of SINO CHARTER INC. (“Sino” or the “Shell”) in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by a share exchange agreement, dated February 13, 2009, among Peng Xiang Peng Fei Investments Limited (“PXPF”), the Shell and all of the shareholders of PXPF (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, on February 13, 2009, the Shell issued to the shareholders of PXPF 14,560,000 shares of common stocks at par value $0.00001 each in exchange for all of the issued and outstanding common stock of PXPF. PXPF thereby became a wholly owned subsidiary of the Shell. The pro forma consolidated statement of operations includes the accounts of the Shell and PXPF.

The statement of operations was prepared as if the above mentioned acquisition of PXPF by the Shell were consummated on January 1, 2006 and the balance sheet was prepared as if they were consummated on September 30, 2008. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

SINO CHARTER INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS AT SEPTEMBER 30, 2008

	August 31,	September 30,		Unaudited
	2008	2008	Pro-forma	Pro-forma
	Sino	PXPF	Adjustment	Consolidated	Note

ASSETS
Current Assets:
Cash and cash equivalents	$-	$4,721		$4,721
Pledged bank deposits	-	88		88
Accounts receivable	-	6,890		6,890
Inventories	-	657		657
Prepayment and other receivables	18	25		43
Total current assets	18	12,381		12,399
Property, plant and equipment, net	-	1,089		1,089
Land use rights	-	274		274.00
Investment in subsidiaries	-	-		-
TOTAL ASSETS	$18	$13,744		$13,762

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$-	$1,623		$1,623
Accrued expenses and other payables	2	1,112		1,114
Amount due to a shareholder	18	2		20
Bills payable	-	293		293
Short-term bank loans	-	585		585
Taxes payable	-	366		366
Total current liabilities	20	3,981		4,001
Non-current Liabilities:
Other payable	-	65		65
Total liabilities	20	4,046		4,066

Commitments and contingencies

Equity:
Common stock	-	-	-	-	2
Additional paid-in capital	116	1,237	(118)	1,235
Statutory reserve		913		913
Retained earnings	(118)	7,033	118	7,033	3
Accumulated other comprehensive income	-	515		515
Total equity	(2)	9,698		9,696
TOTAL LIABILITIES AND EQUITY	$18	$13,744		$13,762

SINO CHARTER INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended
	November 30,	December 31,		Unaudited
	2007	2007	Pro-forma	Pro-forma
	Sino	PXPF	Adjustment	Consolidated	Note

Net sales	$-	$39,727		$39,727
Cost of sales	-	24,939		24,939
Gross profit	-	14,788		14,788

Operating expenses:
Selling expenses	-	1,847		1,847
General and administrative expenses	65	1,380		1,445
Other operating expenses	1	3		4
	66	3,230		3,296

Income from operations	(66)	11,558		11,492

Other income (expenses):
Interest income	-	54		54
Interest expense	-	(46)		(46)
	-	8		8
Income before provision for income taxes	(66)	11,566		11,500
Provision for income taxes	-	3,817		3,817

Net income/ (loss)	$(66)	$7,749		$7,683

SINO CHARTER INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the nine months ended
	August 31,	September 30,		Unaudited
	2008	2008	Pro-forma	Pro-forma
	Sino	PXPF	Adjustment	Consolidated	Note

Net sales	$-	$40,013		$40,013
Cost of sales	-	25,620		25,620
Gross profit	-	14,393		14,393

Operating expenses:
Selling expenses	-	2,965		2,965
General and administrative expenses	5	2,076		2,081
Other operating expenses	-	2		2
	5	5,043		5,048

Income from operations	(5)	9,350		9,345

Other income (expenses):
Interest income	-	13		13
Interest expense	-	(50)		(50)
	-	(37)		(37.00)
Income before provision for income taxes	(5)	9,313		9,308
Provision for income taxes		2,364		2,364

Net income/ (loss)	$(5)	$6,949		$6,944

Notes to pro-forma consolidated financial statements:

1. The acquisition by Sino of PXPF is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Sino (the legal acquirer) is considered the accounting acquiree and PXPF (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the consolidated entities will in substance be those of PXPF, with the assets and liabilities, and revenues and expenses, of Sino being included effective from the date of consummation of Share Exchange Transactions. Sino is deemed to be a continuation of business of PXPF. The outstanding common stock of Sino prior to the Share Exchange Transactions will be accounting for at their net book value and no goodwill will be recognized.

2. To reflect the issuance of Sino’s 14,560,000 shares of common stocks at par value $0.00001 each in connection with the Share Exchange Transactions.

3. To eliminate the pre-acquisition retained earnings of Sino under reverse acquisition.

4. There were no inter-company transactions and balances between Sino and PXPF during the periods covered by the pro forma consolidated financial statements.